Exhibit (a)(5)


                          AB MUNICIPAL INCOME FUND II

                            CERTIFICATE OF AMENDMENT

      The undersigned, being at least a majority of the duly elected and qualified Trustees of AB Municipal Income Fund II, a business trust organized under the laws of The Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated April 2, 1993, as amended, do hereby:

      FIRST: Amend Section 1.4 of the Agreement and Declaration of Trust by adding thereto the following definition:

      "Class Z Shares" shall mean, with respect to shares of any Portfolio established and designated by the Declaration, that class of Shares which is so designated by Section 6.2 hereof.

      SECOND: Amend the first sentence of the first paragraph of Section 6.2 to read as follows:

      Section 6.2. Establishment and Designation of Certain Portfolios; General Provisions for All Portfolios. Without limiting the authority of the Trustees set forth in Section 6.1(a) hereof to establish and designate additional Portfolios, there is hereby established and designated the AB Arizona Portfolio, the AB Massachusetts Portfolio, the AB Michigan Portfolio, the AB Minnesota Portfolio, the AB New Jersey Portfolio, the AB Ohio Portfolio, the AB Pennsylvania Portfolio, and the AB Virginia Portfolio (collectively, the "Initial Portfolios", and each singly, an "Initial Portfolio"), the Shares of which shall be divided into six separate Classes, designated Class A, Class B, Class C, Class T, Class Z and Advisor Class, which shall represent interests only in the Initial Portfolio.

      This instrument shall become effective upon its execution. This instrument may be executed in several counterparts, each of which shall be deemed an original, but all taken together shall constitute one instrument.

      IN WITNESS WHEREOF, the undersigned have signed this amendment as of the date set forth below.


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/s/ Michael J. Downey                       Date: 8/2/18
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Michael J. Downey



/s/ William H. Foulk, Jr.                   Date: 8/2/18
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William H. Foulk, Jr.



/s/ Nancy P. Jacklin                        Date: 8/2/18
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Nancy P. Jacklin



/s/ Robert M. Keith                         Date: 8/2/18
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Robert M. Keith



/s/ Garry L. Moody                          Date: 8/2/18
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Garry L. Moody



/s/ Carol C. McMullen                       Date: 8/2/18
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Carol C. McMullen



/s/ Marshal C. Turner, Jr.                  Date: 8/2/18
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Marshall C. Turner, Jr.



/s/ Earl D. Weiner                          Date: 8/2/18
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Earl D. Weiner